SHENZHEN JINYUAN LAW FIRM

                       7/F Office Tower, Shun Hing Square
                            Di Wang Commercial Centre
                    Shen Nan Dong Road, Shenzhen, PRC 518008

                        Tel: (755) 246 1575 and 246 1576
                               Fax: (755) 246 1373
                         Web Address http://www.szjy.com

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                                  Legal Opinion


BONSO ELECTRONICS (SHENZHEN) CO., LTD.:

     In accordance with the authorization agreement between Bonso Electronics (Shenzhen) Co., Ltd. (hereafter "BONSO") and JinYuan Law Firm (hereafter "JINYUAN"), and the relevant documents and information provided by BONSO, JINYUAN provides this legal opinion.

     Pursuant to the authorization agreement, in order to provide this legal opinion, JINYUAN has visited BONSO and examined the relevant information provided by BONSO. This legal opinion is based on the facts which had occurred prior to the date of this opinion.

     This legal opinion is provided after the examination of the relevant document and information provided by BONSO, including:

     1.   BONSO's Corporation Constitution
     2.   BONSO's Corporation Operating License (QiDuYueShen No. 302966B)
     3. Certificate of Approval for Establishment of Enterprises with Investment Taiwan, HongKong, Macao and Overseas Chinese in the People's Republic issued by the Shenzhen Municipal government.(Foreign Trade E Commerce Foreign Investment Certificate [1994] No. 1032)
     4.   Foreign Investment  Corporation Approval Registration Notice issued by
          - Shenzhen Industry and Commerce Administration Bureau
     5. Organization Certificate (No. 980729610) issued by the State Bureau Quality
     6.   State Taxation Registration Certificate No. 440306618881356 (04)
     7.   Municipal Taxation Registration Certificate No 440306618881356
     8. Customs Self-declaration Organization Registration Certificate issued by Shenzhen Customs (Registration No: 4403943506)
     9. Capital Validation Reports issued by the Shenzhen YongMing Certified Public Accountants: Capital Validation EE (1995) No. 090, (1996) No. 222.
     10.  Capital  Validation  Report issued by Shenzhen GaoXin Certified Public
          Accountants: ShenGao Foreign Capital Validation (1997) No. 018
     11. 1998 Annual Auditing Report of Bonso issued by Shenzhen DaHua Certified Public Accountants
     12. 1998 Foreign Currencies Composition Auditing Report issued by Shenzhen DaHua Certified Public Accountants

     Bonso assures that it has provided the necessary, true, accurate and complete written information and entire relevant facts to JINYUAN to provide this legal Opinion.

     According to the investigation of above mentioned facts and legal matters, examination of the documents, verification of the certificates, and the guarantee by Bonso, JINYUAN provides the following legal opinion:

     1.   Corporation Registration of Bonso

          Bonso Electronics (Shenzhen) Co., Ltd., is a corporation which was approved by Shenzhen Municipal Government on June 28 of 1994, and was invested by HongKong Bonso Electronics Ltd. as a solely foreign owned corporation. It has received Corporation Operating License (QiDuYueShen No. 302966B) issued by the State Industry and Commerce Administration Bureau on June 28, 1994. The registered capital of the corporation is in the amount of US $5,000,000. The business scope includes: manufacture and sales of Electronic Weighing Devices, Pressure Censors, Bicycle Meters, Smoke Detectors, Electronic Dictionaries, Thermometers, Electronics Parts, Molds, Metal Products and Plastic Products. 90% of the sales of the electronic dictionaries and 80% of the sales of the other products are for export. Additional Business: manufacture and sales of Bicycle Assisting Devices,
     SoundProof Telephone Receivers, and Telephone Sets. Among the additional products, 100% sales of the telephone sets and 90% of the other products are for export. The time limit of the business operation is thirty years, from June 28 of 1994 to June 28 of 2024. Bonso is set up in accordance with the law of People's Republic of China and is a Chinese legal entity regulated and protected by the Chinese law.

     2.   Registered Capital and Actual Capital Contribution

          According to Bonso's company Constitution approved by the examination organization authorized by the Shenzhen Municipal Government, Bonso's capital investment is in the amount of US $8,000,000 in total. The registered capital is US $5,000,000, including US $3,000,000 in cash and US $2,000,000 in equipment.

          The registered capital of Bonso has been invested entirely after the corporation registration of Bonso and prior to December 31, 1996, Shenzhen YongMing Certified Public accountants and Shenzhen GaoXin Certified Public Accountants have individually provided capital validation reports of the actual capital contribution as follows:

          (1) Hong Kong Bonso Electronics Ltd. invested cash capital in the amount of HK $ 2,700,000.00, equivalent to US $349,171.04 in June of 1994, and invested cash capital in the amount of HK $ 10,000,000.00, equivalent to US $ 1,293,226.08 in January of
               1995.

               The above mentioned investment was validated by the Shenzhen YongMing Certified Public Accountants under Capital Validation EE
               (1995) No. 090 on April 13, 1995.

          (2) Hong Kong Bonso Electronics Ltd. invested cash capital in the amount of HK $ 3,000,000,00, equivalent to US $ 387,967.82 between June of 1995 and January of 1996.

               The above mentioned investment was validated by the Shenzhen YongMing Certified Public Accountants under Capital Validation EE
               (1996) No. 222 on April 23, 1996.

          (3) HongKong Bonso Electronics invested cash capital in the amount of HK $ 16,400,000.00, equivalent to US $ 2,120,890.77, and invested equipment in the amount of US $ 2,419,690.12.

          The excess of registered capital in the amount of 1,570,945.83 is partially put into "other payment". The value of the invested equipment is appraised by the Business Inspection Bureau under Value Appraisal Report No. 4403/BJH96000011.

          The above mentioned investment was validated by Shenzhen GaoXin Certified Public Accountants under ShenGao Foreign Capital Validation
     (1997) No. 018 on March 21, 1997.

          So far, Bonso has satisfied the investment of the entire registered capital the amount of US. $500,000.

     3.   Bonso's Basic Operation

          In compliance with the Bonso's Corporation Constitution and the relevant laws and regulations of the People's Republic of China, Bonso has obtained State Taxation Registration Certificate No. 440306618881356 (04), Municipal Taxation Registration Certificate No 440306618881356, Organization Certificate (No. 980729610) issued by the State Bureau of Quality and Technical Supervision, Customs Self-declaration Organization Registration Certificate issued by the Shenzhen Customs (Registration No:
     4403943506) and etc. According to the 1998 Auditing Report ShenHua (99) No. 167 of Bonso, and ShenHua (99) No. 167 Foreign Currencies Composition Auditing Report issued by Shenzhen DaHua Certified Public Accountants, the accounting report of the Bonso is complied with the relevant regulations of Corporation Accounting Guideline and Foreign Investment Corporation Accounting System, and the policies of the state foreign currencies administration, and fairly reflects its financial status of December 31, 1998, operation results, cash flow and foreign currencies of 1998.

     This legal opinion has both Chinese and English versions. If there is any controversy between the Chinese and the English version, the Chinese version shall be used as the standard.

     We hereby consent to the filing of this legal opinion as an exhibit to the Registration Statement with the United States Securities and Exchange Commission and to make reference to our firm and this opinion in other related document. This opinion is not to be quoted or referred to in any other documents without our written consents.


                                              Shenzhen JinYuan Law Firm

                                              Lawyer:


                                              July 26, 1999